Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 2002, except for Note 13, as to which the date is April 11, 2002, in Amendment No. 1 to the Registration Statement (Form SB-2) and related Prospectus of Path 1 Network Technologies Inc. for the registration of 1,767,676 shares of its common stock.


                                                 /s/ ERNST & YOUNG LLP



San Diego, California
August 26, 2002